Exhibit 99.1

For release: August 7, 2024

Global Indemnity Group, LLC Reports Second Quarter 2024 Results and AM Best Affirmation of A (Excellent) Rating

Wilmington, Del., (August 7, 2024) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported an increase of 83% in net income available to shareholders to $21.2 million or $1.55 per share for the six months ended June 30, 2024 compared to $11.6 million or $0.84 per share for the same period in 2023.

On August 1, 2024, AM Best affirmed Global Indemnity Group, LLC’s A (Excellent) rating for its U.S. insurance subsidiaries and released:

•
"AM Best has affirmed the Financial Strength Rating (FSR) of A (Excellent) and the Long-Term Issue Credit Ratings (Long-Term ICR) of “a” (Excellent) of the U.S. operating subsidiaries of Global Indemnity Group, LLC (Global Indemnity) (Delaware) [NYSE: GBLI]."
•
"The balance sheet strength assessment reflects Global Indemnity’s risk-adjusted capitalization being at the strongest level, as measured by Best’s Capital Adequacy Ratio (BCAR), supported by a conservative investment portfolio, generally conservative reserving practices, as well as the added financial flexibility through its parent’s access to capital markets."
•
"Penn-America, the group’s core commercial specialty segment, which focuses on small-to middle-market customers, has been consistently profitable."
•
"Global Indemnity is composed of several long-standing and well-recognized franchises that provide a diverse mix of business through multiple distribution channels.”

Highlights for the Six Months Ended June 30, 2024

•
Net income available to shareholders increased 83% to $21.2 million or $1.55 per share in 2024 compared to $11.6 million or $0.84 per share in 2023.
•
Operating income increased 51% to $20.6 million in 2024 compared to $13.7 million in 2023.
•
Book value per share increased to $48.56 at June 30, 2024 from $47.53 at December 31, 2023; increased 3.6% including dividends paid of $0.70 per share in 2024.
•
Investment income increased 18% to $29.8 million in 2024 compared to $25.2 million in 2023 due to an increase in book yield on the Company’s bond portfolio from 3.8% at June 30, 2023 to 4.5% at June 30, 2024.
•
Annualized investment return was 5.2% for 2024 for the first six months of 2024.
•
GBLI’s current accident year underwriting income increased to $8.7 million for 2024 compared with $3.2 million in 2023 driven by:
o
The Company’s Penn-America segment that posted $9.9 million of underwriting income (combined ratio of 94.8%), higher than 2023 underwriting income of $6.3 (combined ratio of 96.8%) driven by improved non-catastrophe and catastrophe property results.
o
GBLI's catastrophe losses declined 36%; $6.8 million in 2024 from $10.6 million in 2023.
•
Penn-America gross written premiums, excluding programs terminated in 2023 increased 7% to $194.6 million compared to $182.3 million in 2023.
o
InsurTech grew 18% to $26.3 million in 2024 compared with $22.3 million in 2023 from organic agency growth, new agency appointments and new products.
o
Wholesale Commercial's policy premiums, excluding audit premiums, is higher by 12% in 2024 driven by aggregate premium rate increase of 9%.
o
Assumed Re increased from $4.2 million in 2023 to $9.4 million in 2024 due to new treaties commencing in both 2023 and 2024.
•
Prior accident year loss development was slightly favorable at $0.1 million for the first six months of 2024.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Consolidated:
Net income available to shareholders	$10.0	$9.2	$21.2	$11.6
Net income available to shareholders per share	$0.73	$0.67	$1.55	$0.84
Operating income	$9.9	$10.0	$20.6	$13.7
Operating income per share	$0.72	$0.72	$1.49	$0.98
Underwriting income, current accident year	$3.5	$3.7	$8.7	$3.2
Underwriting income	$3.5	$4.3	$8.8	$3.2
Gross written premiums	$100.7	$110.1	$194.2	$233.1
Investment income	$15.3	$13.2	$29.8	$25.2
Annualized investment return	5.0%	2.8%	5.2%	4.5%

Combined ratio analysis:
Loss ratio	57.8%	60.5%	56.5%	61.7%
Expense ratio	38.8%	36.4%	39.2%	37.3%
Combined ratio	96.6%	96.9%	95.7%	99.0%
Combined ratio, current accident year	96.7%	97.3%	95.8%	99.1%

Penn-America Segment:
Underwriting income, current accident year	$4.2	$7.1	$9.9	$6.3
Underwriting income	$4.7	$6.1	$10.3	$3.0
Penn-America gross written premiums (1)	$100.6	$91.5	$194.6	$182.3

Combined ratio analysis:
Loss ratio	57.2%	56.6%	56.0%	60.9%
Expense ratio	38.0%	37.1%	38.6%	37.7%
Combined ratio	95.2%	93.7%	94.6%	98.6%
Combined ratio, current accident year	95.7%	92.6%	94.8%	96.8%

	As of June 30, 2024	As of March 31, 2024	As of December 31, 2023
Consolidated:
Book value per share	$48.56	$48.18	$47.53
Book value per share plus cumulative dividends and excluding AOCI	$56.58	$56.00	$55.22
Shareholders’ equity	$667.5	$659.5	$648.8
Cash and invested assets	$1,435.2	$1,417.3	$1,390.4
Shares Outstanding (in millions)	13.7	13.6	13.6

(1) Excludes $3.6 million and $8.2 million of gross written premiums in 2023 terminated programs for the three and six months ended June 30, 2023, respectively.

Global Indemnity Group, LLC

Consolidated Statements of Operations

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Gross written premiums	$100,706	$110,100	$194,194	$233,085
Net written premiums	$97,751	$105,996	$189,836	$221,857

Net earned premiums	$92,814	$129,156	$189,393	$269,228
Net investment income	15,311	13,216	29,831	25,224
Net realized investment gains (losses)	205	(761)	1,052	(2,281)
Other income	357	282	702	636
Total revenues	108,687	141,893	220,978	292,807

Net losses and loss adjustment expenses	53,662	78,082	107,046	166,083
Acquisition costs and other underwriting expenses	35,968	47,101	74,237	100,579
Corporate and other operating expenses	6,366	4,990	12,739	11,358
Interest expense	17	12	17	12
Income before income taxes	12,674	11,708	26,939	14,775
Income tax expense	2,581	2,371	5,480	2,944
Net income	10,093	9,337	21,459	11,831
Less: Preferred stock distributions	110	110	220	220
Net income available to common shareholders	$9,983	$9,227	$21,239	$11,611

Per share data:
Net income available to common shareholders
Basic	$0.73	$0.68	$1.56	$0.86
Diluted	$0.73	$0.67	$1.55	$0.84
Weighted-average number of shares outstanding
Basic	13,610	13,478	13,594	13,574
Diluted	13,678	13,708	13,659	13,794

Cash distributions declared per common share	$0.35	$0.25	$0.70	$0.50

Combined ratio analysis:
Loss ratio	57.8%	60.5%	56.5%	61.7%
Expense ratio	38.8%	36.4%	39.2%	37.3%
Combined ratio	96.6%	96.9%	95.7%	99.0%

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2024	December 31, 2023
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,362,384 and $1,322,092; net of allowance for expected credit losses of $0 at June 30, 2024 and December 31, 2023)	$1,340,046	$1,293,793
Equity securities, at fair value	14,657	16,508
Other invested assets	33,710	38,236
Total investments	1,388,413	1,348,537

Cash and cash equivalents	46,731	38,037
Premium receivables, net of allowance for expected credit losses of
$4,043 at June 30, 2024 and $4,796 at December 31, 2023	80,587	102,158
Reinsurance receivables, net of allowance for expected credit losses of
$8,992 at June 30, 2024 and December 31, 2023	75,643	80,439
Funds held by ceding insurers	27,114	16,989
Deferred federal income taxes	30,201	36,802
Deferred acquisition costs	41,109	42,445
Intangible assets	14,280	14,456
Goodwill	4,820	4,820
Prepaid reinsurance premiums	3,498	4,958
Receivable for securities	65	3,858
Federal income tax receivable	899	—
Lease right of use assets	8,978	9,715
Other assets	16,211	26,362
Total assets	$1,738,549	$1,729,576

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$844,206	$850,599
Unearned premiums	181,834	182,852
Ceded balances payable	948	2,642
Federal income tax payable	—	1,595
Contingent commissions	3,599	5,632
Lease liabilities	11,448	12,733
Other liabilities	29,024	24,770
Total liabilities	$1,071,059	$1,080,823

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value;
100,000,000 shares authorized, shares issued and outstanding:
4,000 and 4,000 shares, respectively, liquidation preference:
$1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized;
class A common shares issued:11,158,442 and 11,042,670, respectively;
class A common shares outstanding: 9,870,674 and 9,771,429, respectively;
class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	457,550	454,791
Accumulated other comprehensive income (loss), net of tax	(18,051)	(22,863)
Retained earnings (1)	256,683	244,988
Class A common shares in treasury, at cost: 1,287,768 and 1,271,241 shares, respectively	(32,692)	(32,163)
Total shareholders’ equity	667,490	648,753

Total liabilities and shareholders’ equity	$1,738,549	$1,729,576

(1)
Since the Company’s initial public offering in 2003, the Company has returned $619 million to shareholders, including $522 million in share repurchases and $97 million in dividends/distributions.

Segment Data for the Six Months Ended June 30, 2024 and 2023

(Dollars in millions)

Underwriting Income for the Six Months Ended June 30,

	Penn-America		Non-Core Operations		Consolidated
	2024	2023	2024	2023	2024	2023

Revenues:
Gross written premiums	$194.6	$190.4	$(0.4)	$42.7	$194.2	$233.1
Net written premiums	$190.2	$182.8	$(0.4)	$39.1	$189.8	$221.9
Net earned premiums	$178.5	$183.3	$10.9	$85.9	$189.4	$269.2

Underwriting income (loss), current accident year	$9.9	$6.3	$(1.2)	$(3.1)	$8.7	$3.2
Underwriting income (loss)	$10.3	$3.0	$(1.5)	$0.2	$8.8	$3.2

Combined ratio analysis:
Loss ratio
Current accident year	56.3%	59.3%	61.1%	66.8%	56.6%	61.7%
Prior accident year	(0.3%)	1.6%	3.2%	(3.5%)	(0.1%)	0.0%
Calendar year loss ratio	56.0%	60.9%	64.3%	63.3%	56.5%	61.7%
Expense ratio	38.6%	37.7%	49.6%	36.6%	39.2%	37.3%
Combined ratio	94.6%	98.6%	113.9%	99.9%	95.7%	99.0%
Combined ratio, current accident year	94.8%	96.8%	110.7%	103.8%	95.8%	99.1%

Gross Written Premiums for the Six Months Ended June 30,

	2024	2023	% Change
Penn-America:
Wholesale Commercial	$124.9	$121.0	3%
InsurTech	26.3	22.3	18%
Assumed Reinsurance	9.4	4.2	123%
	160.6	147.5	9%
Programs	34.0	42.9	(21%)
Penn-America	194.6	190.4	2%
Non-Core Operations	(0.4)	42.7	(101%)
Total	$194.2	$233.1	(17%)

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2024	December 31, 2023

Fixed maturities	$1,340.0	$1,293.8
Cash and cash equivalents	46.7	38.0
Total bonds and cash and cash equivalents	1,386.7	1,331.8
Equities and other invested assets	48.4	54.7
Total cash and invested assets, gross	1,435.1	1,386.5
Receivable for securities	0.1	3.9
Total cash and invested assets, net	$1,435.2	$1,390.4

	Total Pre-Tax Investment Return
	For the Three Months Ended June 30, (Unaudited)		For the Six Months Ended June 30, (Unaudited)
	2024	2023	2024	2023

Net investment income	$15.3	$13.2	$29.8	$25.2

Net realized investment gains (losses)	0.2	(0.8)	1.1	(2.3)
Net unrealized investment gains (losses)	2.4	(3.1)	5.9	7.4
Net realized and unrealized investment return	2.6	(3.9)	7.0	5.1

Total investment return	$17.9	$9.3	$36.8	$30.3

Average total cash and invested assets	$1,426.3	$1,345.2	$1,412.8	$1,343.0

Total annualized investment return %	5.0%	2.8%	5.2%	4.5%

SUMMARY OF OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30, (Unaudited)		For the Six Months Ended June 30, (Unaudited)
	2024	2023	2024	2023

Operating income, net of tax (1)	$9,935	$9,976	$20,628	$13,692

Net realized investment gains (losses)	158	(639)	831	(1,861)
Net income	$10,093	$9,337	$21,459	$11,831

Weighted average shares outstanding – diluted	13,678	13,708	13,659	13,794

Operating income per share – diluted (2)	$0.72	$0.72	$1.49	$0.98

(1)
Operating income, net of tax, excludes preferred shareholder distributions of $0.1 million for each of the three months ended June 30, 2024 and 2023 and $0.2 million for each of the six months ended June 30, 2024 and 2023.
(2)
The operating income per share calculation is net of preferred shareholder distributions of $0.1 million for each of the three months ended June 30, 2024 and 2023 and $0.2 million for each of the six months ended June 30, 2024 and 2023.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. The insurance companies manage the distribution of the Company's core product offerings through Penn-America. The Company also has a Non-Core Operations segment that contains lines of business that have been de-emphasized or are no longer being written.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3] Disseminated pursuant to the "safe harbor" provisions of Section 21E of the Security Exchange Act of 1934.

Contact:	Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@gbli.com